Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2018 FIRST QUARTER RESULTS

NEW YORK, N.Y., November 3, 2017 - The Madison Square Garden Company (NYSE: MSG) today reported financial results for the first quarter ended September 30, 2017.

For the fiscal 2018 first quarter, the Company generated revenues of $245.0 million, an increase of 35% as compared with the prior year period. In addition, the Company generated fiscal 2018 first quarter operating loss of $15.7 million and adjusted operating income of $29.0 million, which represent improvements of $17.2 million and $27.4 million, respectively, both as compared to the prior year first quarter. (1) (2)

President and CEO David O’Connor said, “We are pleased with our start to fiscal 2018, as we remain committed to pursuing opportunities to drive both internal and external growth. We continue to attract an increasing number of premium events to our venues and have had early successes that demonstrate the value of a combined MSG and TAO Group offering. The enduring strength of our assets and brands has also led to the recent renewal of several Signature marketing partnerships, as well as a new partnership that includes the Knicks’ first-ever jersey sponsorship. In addition, we continue to build our portfolio of live offerings and see the expansion of our music and entertainment-focused venues as the centerpiece of our growth strategy. As we look ahead, we remain confident that our Company’s singular focus on providing the very best in live experiences positions us to drive long-term growth and value creation for our shareholders.”

Results from Operations

Segment results for the quarters ended September 30, 2017 and 2016 are as follows:

	Revenues			Operating Income (Loss)			Adjusted Operating Income (Loss)
$ millions	F’Q1 2018	F’Q1 2017	% Change	F’Q1 2018	F’Q1 2017	% Change	F’Q1 2018	F’Q1 2017	% Change
MSG Entertainment	$164.1	$110.7	48%	$9.7	$(7.1)	NM	$17.8	$(1.1)	NM
MSG Sports	80.9	71.0	14%	19.7	9.3	111%	25.8	15.4	68%
Corporate and Other	—	—	NM	(39.7)	(34.9)	(14)%	(14.6)	(12.7)	(15)%
Purchase accounting adjustments	—	—	NM	(5.4)	(0.2)	NM	—	—	NM
Total Company	$245.0	$181.7	35%	$(15.7)	$(32.8)	52%	$29.0	$1.6	NM

Note: Does not foot due to rounding

(1)	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.
(2)	Fiscal 2017 first quarter operating results did not include TAO Group or Counter Logic Gaming, which the Company acquired on January 31, 2017 and July 28, 2017, respectively. Accordingly, the Company’s results for fiscal 2018 are not directly comparable to fiscal 2017 results. In addition, the Company records TAO Group’s operating results in its consolidated statements of operations on a three-month lag basis.

MSG Entertainment

For the fiscal 2018 first quarter as compared to the prior year period, MSG Entertainment revenues of $164.1 million increased 48%. The increase was primarily due to the inclusion of operating results for TAO Group and, to a lesser extent, higher overall event-related revenues at the Company’s venues. This was partially offset by the absence of revenues for the New York Spectacular Starring the Radio City Rockettes production and, to a lesser extent, lower sponsorship and signage revenues. The increase in event-related revenues was primarily due to higher event-related revenues at Radio City Music Hall, The Chicago Theatre and The Garden, partially offset by lower event-related revenues at the Forum and The Theater at Madison Square Garden. The decrease in revenues for the New York Spectacular Starring the Radio City Rockettes production was a result of no scheduled performances in the fiscal 2018 first quarter as compared to 56 shows in the prior year period.

Fiscal 2018 first quarter operating income of $9.7 million increased by $16.8 million and adjusted operating income of $17.8 million increased by $18.8 million, both as compared to the prior year period. The increase in operating income and adjusted operating income as compared to the prior year period primarily reflects the increase in revenue, partially offset by higher selling, general and administrative expenses and direct operating expenses.

The increase in selling, general and administrative expenses was primarily due to the inclusion of TAO Group’s operating results (including a management fee incurred by TAO Group payable to the Company) and, to a lesser extent, higher corporate general and administrative costs and professional fees. The increase in direct operating expenses was primarily due to the inclusion of TAO Group’s operating results and, to a lesser extent, higher overall event-related expenses at the Company’s venues, partially offset by the absence of costs associated with the presentation of the New York Spectacular Starring the Radio City Rockettes production.

MSG Sports

For the fiscal 2018 first quarter as compared to the prior year period, MSG Sports revenues of $80.9 million increased 14%. The increase in revenues was primarily due to higher league distributions, professional sports teams’ pre-season ticket-related revenue and local media rights fees from MSG Networks Inc. The increase in professional sports teams’ pre-season ticket-related revenue was primarily due to one additional pre-season game and higher average per-game revenue, as compared to the prior year period.

First quarter operating income of $19.7 million increased by $10.4 million and adjusted operating income of $25.8 million increased by $10.4 million, both as compared to the prior year period. The increase in operating income and adjusted operating income primarily reflects the increase in revenues and, to a lesser extent, lower direct operating expenses, partially offset by an increase in selling, general and administrative expenses.

The decrease in direct operating expenses was primarily due to lower net provisions for certain team personnel transactions, partially offset by higher team personnel compensation, other team operating expenses, and net provisions for NBA and NHL revenue sharing expense. The increase in selling, general and administrative expenses was primarily due to higher corporate general and administrative costs and employee compensation and related benefits, slightly offset by other net cost decreases.

Corporate and Other

For the fiscal 2018 first quarter as compared to the prior year period, Corporate and Other’s operating loss of $39.7 million and adjusted operating loss of $14.6 million increased by $4.8 million and $1.9 million, respectively, primarily due to an increase in employee compensation and related benefits and, to a lesser extent, higher professional fees (mainly related to the Company’s business development initiatives), partially offset by the management fee from TAO Group.

Purchase Accounting Adjustments

For the fiscal 2018 first quarter as compared to the prior year period, operating expenses related to purchase accounting adjustments of $5.4 million increased $5.1 million, primarily due to the amortization of intangible assets and expense related to the step-up in value of leases for TAO Group.

About The Madison Square Garden Company

The Madison Square Garden Company (MSG) is a world leader in live sports and entertainment experiences. The company presents or hosts a broad array of premier events in its diverse collection of iconic venues: New York’s Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; the Forum in Inglewood, CA; The Chicago Theatre; and the Wang Theatre in Boston. Other MSG properties include legendary sports franchises: the New York Knicks (NBA), the New York Rangers (NHL) and the New York Liberty (WNBA); two development league teams — the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and one of the leading North American esports organizations, Counter Logic Gaming. In addition, the Company features the popular original production - the Christmas Spectacular Starring the Radio City Rockettes - and through Boston Calling Events, produces outdoor festivals, including New England’s preeminent Boston Calling Music Festival. Also under the MSG umbrella is TAO Group, a world-class hospitality group with globally-recognized entertainment dining and nightlife brands: Tao, Marquee, Lavo, Avenue, The Stanton Social, Beauty & Essex and Vandal. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits, 4) gains or losses on sales or dispositions of businesses and 5) the impact of purchase accounting adjustments related to business acquisitions. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash.

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our business segments and the Company on a consolidated basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

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Contacts:

Kimberly Kerns Senior Vice President Communications The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Senior Vice President Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 98596894

Conference call replay number is 855-859-2056 / Conference ID Number 98596894 until November 10, 2017

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2017	2016
Revenues	$245,048	$181,695
Direct operating expenses	123,736	111,407
Selling, general and administrative expenses	106,416	77,021
Depreciation and amortization	30,546	26,110

Operating loss	(15,650)	(32,843)
Other income (expense):
Earnings (loss) in equity method investments	4,725	(994)
Interest income	4,386	2,399
Interest expense	(3,711)	(410)
Miscellaneous income	145	—

Loss from operations before income taxes	(10,105)	(31,848)
Income tax benefit (expense)	(762)	2,934

Net loss	(10,867)	(28,914)
Less: Net income attributable to redeemable noncontrolling interests	900	—
Less: Net loss attributable to nonredeemable noncontrolling interests	(660)	(288)

Net loss attributable to The Madison Square Garden Company’s stockholders	$(11,107)	$(28,626)

Basic loss per common share attributable to The Madison Square Garden Company’s stockholders	$(0.47)	$(1.19)
Diluted loss per common share attributable to The Madison Square Garden Company’s stockholders	$(0.47)	$(1.19)
Basic weighted-average number of common shares outstanding	23,567	24,054
Diluted weighted-average number of common shares outstanding	23,567	24,054

THE MADISON SQUARE GARDEN COMPANY

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units granted under our employee stock plan and non-employee director plan in all periods.
•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.
•	Purchase accounting adjustments. This adjustment eliminates the impact of various purchase accounting adjustments related to business acquisitions, primarily fair value adjustments to favorable / unfavorable lease agreements of the acquiree.

	Three Months Ended September 30,
	2017	2016
Operating loss	$(15,650)	$(32,843)
Share-based compensation	12,904	8,355
Depreciation and amortization	30,546	26,110
Purchase accounting adjustments	1,191	—

Adjusted operating income	$28,991	$1,622

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended September 30,
	2017	2016	% Change
MSG Entertainment	$164,138	$110,698	48%
MSG Sports	80,934	70,997	14%
Corporate and Other	—	—	NM
Purchase accounting adjustments	(24)	—	NM

The Madison Square Garden Company Total	$245,048	$181,695	35%

OPERATING INCOME (LOSS) AND ADJUSTED OPERATING INCOME (LOSS)

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Three Months Ended September 30,			Three Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
MSG Entertainment	$9,704	$(7,056)	NM	$17,766	$(1,061)	NM
MSG Sports	19,690	9,317	111%	25,832	15,419	68%
Corporate and Other	(39,674)	(34,874)	(14)%	(14,607)	(12,736)	(15)%
Purchase accounting adjustments	(5,370)	(230)	NM	—	—	NM

The Madison Square Garden Company Total	$(15,650)	$(32,843)	52%	$28,991	$1,622	NM

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2017	June 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$1,163,947	$1,238,114
Restricted cash	34,255	34,000
Accounts receivable, net	95,811	102,085
Net related party receivables	3,425	2,714
Prepaid expenses	55,246	23,358
Other current assets	26,816	49,458

Total current assets	1,379,500	1,449,729
Investments and loans to nonconsolidated affiliates	249,488	242,287
Property and equipment, net of accumulated depreciation and amortization of $649,130 and $623,086 as of September 30, 2017 and June 30, 2017, respectively	1,153,175	1,159,271
Amortizable intangible assets, net	259,622	256,975
Indefinite-lived intangible assets	166,850	166,850
Goodwill	388,575	380,087
Other assets	63,327	57,554

Total assets	$3,660,537	$3,712,753

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$19,789	$24,084
Net related party payables	8,371	17,576
Current portion of long-term debt	688	—
Accrued liabilities:
Employee related costs	59,846	138,858
Other accrued liabilities	159,269	191,344
Deferred revenue	468,841	390,180

Total current liabilities	716,804	762,042
Long-term debt, net of deferred financing costs	104,987	105,433
Defined benefit and other postretirement obligations	44,364	52,997
Other employee related costs	28,601	29,399
Deferred tax liabilities, net	197,193	196,436
Other liabilities	73,521	65,955

Total liabilities	1,165,470	1,212,262

Commitments and contingencies
Redeemable noncontrolling interests	81,530	80,630
The Madison Square Garden Company Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,058 and 19,014 shares outstanding as of September 30, 2017 and June 30, 2017, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of September 30, 2017 and June 30, 2017	45	45
Preferred stock, par value $0.01,15,000 shares authorized; none outstanding as of September 30, 2017 and June 30, 2017	—	—
Additional paid-in capital	2,826,590	2,832,516
Treasury stock, at cost, 1,390 and 1,433 shares as of September 30, 2017 and June 30, 2017, respectively	(235,449)	(242,077)
Accumulated deficit	(161,920)	(148,410)
Accumulated other comprehensive loss	(34,557)	(34,115)

Total The Madison Square Garden Company stockholders’ equity	2,394,913	2,408,163
Nonredeemable noncontrolling interests	18,624	11,698

Total equity	2,413,537	2,419,861

Total liabilities, redeemable noncontrolling interests and equity	$3,660,537	$3,712,753

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2017	2016
Net cash used in operating activities	$(32,355)	$(21,650)
Net cash used in investing activities	(26,520)	(48,542)
Net cash used in financing activities	(15,292)	(80,044)

Net decrease in cash and cash equivalents	(74,167)	(150,236)
Cash and cash equivalents at beginning of period	1,238,114	1,444,317

Cash and cash equivalents at end of period	$1,163,947	$1,294,081